Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated Morgan Stanley Global Emerging Markets, Inc. as the “Designated Filer” for purposes of Item 1 of the attached Form 3:

                (1)           Morgan Stanley Global Emerging Markets Private Investment Fund, L.P.

                                1585 Broadway

                                New York, New York  10036

                (2)           Morgan Stanley Global Emerging Markets Private Investors, L.P.

                                1585 Broadway

                                New York, New York  10036

                (3)           MSGEM, LLC

                                1585 Broadway

                                New York, New York 10036

Issuer & Ticker Symbol:  EnerSys  (ENS)

Date of Event Requiring Statement:  07/26/2004

Signature:	/s/ Pratish S. Patel

By: Pratish S. Patel, Executive Director, on behalf of Morgan Stanley Global Emerging Markets, Inc., the managing member of MSGEM, LLC, the general partner of Morgan Stanley Global Emerging Markets Private Investment Fund, L.P. and Morgan Stanley Global Emerging Markets Private Investors, L.P.